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                                                                    EXHIBIT 23.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports on the Belco Oil and Gas Corporation financial statements (and to all references to our firm) included in or made a part of this registration statement.


                                                  /s/ ARTHUR ANDERSEN LLP


Dallas, Texas,
    June 29, 2001